Exhibit 10.9

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), dated as of September 4, 2025, is by and among Injective Foundation (“Injective”), Pineapple Financial Inc., a corporation continued and existing under the Canada Business Corporations Act (the “Company”), and the undersigned shareholders, officers and directors of the Company (each, a “Shareholder” and, collectively, the “Shareholders”). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement (as defined below).

W I T N E S S E T H :

WHEREAS, that certain Securities Purchase Agreement, dated September 2, 2025, by and among the Company and the Purchasers identified on the signature pages thereto, including Injective (as it may be amended from time to time, the “Purchase Agreement”) provides for, among other things, the sale of subscription receipts of the Company (the “Subscription Receipts”) to the Purchasers, which Subscription Receipts are each exchangeable, at the election of each Purchaser, for (A) one Share or (B) one Pre-Funded Warrant upon the terms and subject to the conditions set forth in the Purchase Agreement;

WHEREAS, pursuant to the Purchase Agreement, the Company will convene a special meeting of the shareholders of the Company related to the shareholders’ consideration and vote with respect to certain proposals, including, (i) the issuance of the Shares or Pre-Funded Warrants to be delivered to the holders of Subscription Receipts, and (ii) the amendment to the constating documents of the Company to remove the Transfer Restriction, (collectively, “Shareholder Approval”);

WHEREAS, receipt of the Shareholder Approval is a condition to the consummation of certain transactions contemplated by the Purchase Agreement;

WHEREAS, as of the date hereof, each Shareholder is the record or beneficial owner of, has the right to dispose of, and has the right to vote the number of Common Shares set forth opposite such Shareholder’s name on Schedule A hereto (together with any Common Shares subsequently acquired, the “Subject Shares”); and

WHEREAS, the Shareholders desire to enter into this Agreement as a condition of, and an inducement to, the willingness of the Company and the Purchasers to enter into the Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

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ARTICLE 1

VOTING AGREEMENT

Section 1.01 Voting Agreement. At every annual or special meeting of the shareholders of the Company, however called, including any adjournment or postponement thereof, each Shareholder hereby irrevocably and unconditionally agrees to, in each case to the fullest extent that such Shareholder’s Subject Shares are entitled to vote or consent thereon, during the term of this Agreement: (i) appear at each such meeting or otherwise cause all of such Shareholder’s Subject Shares to be counted as present thereat for purposes of determining a quorum; and (ii) be present (in person or by proxy) and vote (or cause to be voted), all of such Shareholder’s Subject Shares (A) in favor of the Shareholder Approval and any proposal in furtherance of the Shareholder Approval; (B) against any proposal, action or contract that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation of such Shareholder contained in this Agreement or the Company contained in the Purchase Agreement or that would reasonably be expected to result in any condition set forth in the Purchase Agreement not being satisfied or not being fulfilled prior to the Escrow Deadline; (C) against any proposal, action or contract that would impede, interfere with, delay or postpone the transactions contemplated by the Purchase Agreement or this Agreement; and (D) against any proposal, action or contract that would change the present capitalization of the Company in a manner not permitted by the Purchase Agreement. Prior to the valid termination pursuant to Section 6.02 hereof, any attempt by a Shareholder to vote (or otherwise to utilize the voting power of its Subject Shares) in contravention of this Section 1.01 shall be null and void ab initio.

Section 1.02 Irrevocable Proxy.

(a) Each Shareholder hereby (A) irrevocably grants to, and appoints, the Company and any person designated in writing by the Company, and each of them individually, such Shareholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Shareholder, to vote all of the Subject Shares or grant a consent or approval in respect of the Subject Shares, in accordance with the terms of Section 1.01 hereof, solely with respect to matters set forth in Section 1.01(A) – (D) hereof, and (B) revokes any and all proxies heretofore given in respect of the Subject Shares. For the avoidance of doubt, nothing herein shall restrict a Shareholder from voting or granting consents or approvals in respect of the Subject Shares for any matters other than those set forth in Sections 1.01(A) – (D) hereof.

(b) The attorneys-in-fact and proxies named above are hereby authorized and empowered by each Shareholder at any time after the date hereof and prior to the termination of this Agreement to act as Shareholder’s attorney-in-fact and proxy to vote the Subject Shares, and to exercise all voting, consent and similar rights of Shareholder with respect to the Subject Shares (including the power to execute and deliver written consents), solely with respect to matters set forth in Sections 1.01(A) – (D) hereof at every Company shareholder meeting and in every written consent in lieu of such a meeting in accordance with the terms of Section 1.01 hereof.

(c) Each Shareholder hereby represents to the Company and Injective that any proxies previously given in respect of the Subject Shares are not irrevocable and that any such proxies are hereby revoked, and Shareholder agrees to promptly notify the Company of such revocation. Shareholder hereby affirms that the irrevocable proxy granted herein is given in connection with the execution of the Purchase Agreement and that such irrevocable proxy is given to secure the performance of the duties of Shareholder under this Agreement. Each Shareholder hereby further affirms that the irrevocable proxy granted herein is coupled with an interest and may under no circumstances be revoked. Each Shareholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. If for any reason the proxy granted herein is not irrevocable, each Shareholder agrees to vote the Subject Shares in accordance with Section 1.01 hereof, solely with respect to matters set forth in Section 1.01(A) – (D) hereof.

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ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

Each Shareholder, severally and not jointly and only with respect to itself, represents and warrants to the Company as of the date hereof that:

Section 2.01 Organization; Authorization; Binding Agreement. If such Shareholder is an entity, such Shareholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and the consummation by such Shareholder of the transactions contemplated hereby are within such Shareholder’s corporate or organizational powers and have been duly authorized by all necessary corporate or organizational actions on the part of such Shareholder. If such Shareholder is a trust, such Shareholder has been duly formed or established under the laws of its jurisdiction of formation or establishment, as applicable, and the consummation by such Shareholder of the transactions contemplated hereby are within such Shareholder’s trust powers and have been duly authorized by all necessary trust actions on the part of such Shareholder. Such Shareholder has full power and authority to execute, deliver and perform this Agreement. This Agreement has been duly authorized (if such Shareholder is an entity), executed and delivered by such Shareholder and, assuming the due execution and delivery by Company, this Agreement constitutes a legal, valid and binding obligation of such Shareholder enforceable against such Shareholder in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. If such Shareholder is an individual, such Shareholder had the legal capacity to enter into this Agreement. If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into and perform this Agreement on behalf of the applicable Shareholder.

Section 2.02 Non-Contravention. The execution, delivery and performance by such Shareholder of this Agreement do not, (i) if such Shareholder is an entity, contravene, conflict with or result in any violation or breach of any provision of the certificate of incorporation, bylaws (or the comparable organizational documents), trust agreement or operating agreement of such Shareholder, (ii) contravene, conflict with or result in a violation or breach of any provision of any applicable law, (iii) require any payment or notice to, or consent or other action by any Person under, constitute a breach or default or an event that, with or without notice or lapse of time or both, would constitute a violation or breach of, or give rise to any right of termination, modification, suspension, cancellation, acceleration or other change of any right or obligation of such Shareholder under, or to a loss of any benefit to which such Shareholder is entitled under, any provision of any material contract binding on such Shareholder or any contract or permit affecting, or relating in any way to, the assets or business of such Shareholder or (iv) result in the creation or imposition of any Lien on any Subject Shares, with only such exceptions, in the case of each of clauses (ii) and (iii), for such matters as have not and would not reasonably be expected to, individually or in the aggregate, prevent, materially delay or impair or otherwise adversely impact in any material respect such Shareholder’s ability to perform its obligations hereunder. No trust of which such Shareholder is a trustee requires the consent of any beneficiary to the execution and delivery of this Agreement or to the consummation of the transactions contemplated hereby.

Section 2.03 Ownership of Subject Shares.

(a) Except for Subject Shares permitted to be Transferred (as defined below) after the date hereof in accordance with Section 5.01: (i) each Shareholder is the sole record and Beneficial Owner of such Shareholder’s Subject Shares and has good, valid and marketable title to such Subject Shares, free and clear of any Liens, options, rights, understandings or arrangements or any other encumbrances, limitations or restrictions whatsoever (including any restriction on the right to vote or dispose of such Subject Shares), except (x) as set forth herein, (y) pursuant to any applicable restrictions on transfer under the Securities Act or applicable state securities laws or (z) as may be reflected in the Company’s charter documents, as amended or amended and restated; (ii) each Shareholder has, and will have at all times during the term of this Agreement the sole right to vote and direct the vote of, and to dispose of and direct the disposition of, such Shareholder’s Subject Shares (other than if such Shareholder is permitted to Transfer the Subject Shares in accordance with Section 5.01), and there are no contracts of any kind, contingent or otherwise, obligating such Shareholder to Transfer (as defined below), or cause to be Transferred, any of the Subject Shares, and no Person has any contractual or other right or obligation to purchase or otherwise acquire any of such Shareholder’s Subject Shares; and (iii) except for this Agreement, none of such Shareholder’s Subject Shares are subject to any voting agreement, voting trust or other agreement or arrangement, including any proxy, consent or power of attorney.

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(b) Except for any Subject Shares acquired after the date hereof, the Subject Shares listed on Schedule A are the only Common Shares Beneficially Owned or owned of record by such Shareholder and the Shareholder’s Affiliates.

(c) For purposes of this Agreement, the term “Beneficial Owner” shall be interpreted in accordance with the term “beneficial owner” as defined in Rule 13d-3 adopted by the Commission under the Exchange Act; provided that, without limiting the generality of the foregoing, for purposes of determining Beneficial Ownership, a Person shall not be deemed to be the Beneficial Owner of any Common Shares which such Person has the right to acquire pursuant to any contract or upon the exercise of conversion rights, exchange rights, warrants, options or otherwise, or upon the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing, unless and until such Person has actually acquired such Common Shares upon such exercise, satisfaction, occurrence or combination thereof. The terms “Beneficial Ownership,” “Beneficially Own” and “Beneficially Owned” shall have correlative meanings. For purposes of this Agreement, the term “Affiliate” (i) when used with respect to a Person that is an entity (other than a trust), shall have the meaning set forth in the Purchase Agreement, (ii) when used with respect to a Person that is a natural person, shall include such Person’s (A) family members, (B) a trust, the beneficiaries of which include the Shareholder or their family members and (C) any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person or members of such Person’s family members [and (iii) when used with respect to a Person that is a trust, shall include such Person’s (A) grantor, (B) trustee, (C) beneficiaries and (D) any family members of the grantor, if the grantor is a natural person].

Section 2.04 Reliance. Each Shareholder acknowledges that such Shareholder is a sophisticated investor with respect to the Subject Shares and has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the transactions contemplated by this Agreement and the Purchase Agreement and has, independently and without reliance upon the Company or any other Person, and based on such information as such Shareholder has deemed appropriate, made its own analysis and decision to enter into this Agreement.

Section 2.05 Other Agreements. Except for this Agreement, each Shareholder has not granted any proxies or powers of attorney, or any other authorization or consent with respect to any of the Subject Shares in connection with the matters set forth in Section 1.01 or Error! Reference source not found..

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ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Injective and each Shareholder that:

Section 3.01 Organization; Authorization; Binding Agreement. The Company has full power and authority to execute and deliver this Agreement, to perform the Company’s obligations hereunder and to consummate the transactions contemplated hereby. The Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of continuation, except as would not reasonably be expected to have a material adverse effect on the Company’s ability to perform its obligations under this Agreement and the consummation by the Company of the transactions contemplated hereby is within its corporate or organizational powers and has been duly authorized by all necessary corporate or organizational actions on the part of the Company. This Agreement has been duly executed and delivered by the Company, and, assuming this Agreement constitutes a valid and binding obligation of each Shareholder and Injective, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

Section 3.02 Non-Contravention. The execution, delivery and performance by the Company of this Agreement does not (1) contravene, conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws (or the comparable organizational documents) of the Company, (2) contravene, conflict with or result in a violation or breach of any provision of any applicable law or (3) require any payment or notice to, or consent or other action by any Person under, constitute a breach or default or an event that, with or without notice or lapse of time or both, would constitute a violation or breach of, or give rise to any right of termination, modification, suspension, cancellation, acceleration or other change of any right or obligation of the Company under, or to a loss of any benefit to which the Company is entitled under, any provision of any material contract binding on the Company or any contract or permit affecting, or relating in any way to, the assets or business of the Company, with only such exceptions, in the case of each clauses of (2) and (3)as would not reasonably be expected to have a material adverse effect on the Company’s ability to perform its obligations under this Agreement.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF INJECTIVE

Injective represents and warrants to the Company and each Shareholder that:

Section 4.01 Organization; Authorization; Binding Agreement. Injective has full power and authority to execute and deliver this Agreement, to perform Injective’s obligations hereunder and to consummate the transactions contemplated hereby. Injective is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, except as would not reasonably be expected to have a material adverse effect on Injective’s ability to perform its obligations under this Agreement and the consummation by Injective of the transactions contemplated hereby is within its corporate or organizational powers and has been duly authorized by all necessary corporate or organizational actions on the part of Injective. This Agreement has been duly executed and delivered by Injective, and, assuming this Agreement constitutes a valid and binding obligation of each Shareholder and the Company, constitutes a valid and binding obligation of Injective, enforceable against Injective in accordance with its terms.

Section 4.02 Non-Contravention. The execution, delivery and performance by Injective of this Agreement does not (1) contravene, conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws (or the comparable organizational documents) of Injective, (2) contravene, conflict with or result in a violation or breach of any provision of any applicable law or (3) require any payment or notice to, or consent or other action by any Person under, constitute a breach or default or an event that, with or without notice or lapse of time or both, would constitute a violation or breach of, or give rise to any right of termination, modification, suspension, cancellation, acceleration or other change of any right or obligation of Injective under, or to a loss of any benefit to which Injective is entitled under, any provision of any material contract binding on Injective or any contract or permit affecting, or relating in any way to, the assets or business of Injective, with only such exceptions, in the case of each of clauses (ii) and (iii), as would not reasonably be expected to have a material adverse effect on Injective’s ability to perform its obligations under this Agreement.

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ARTICLE 5

ADDITIONAL COVENANTS OF SHAREHOLDER

Each Shareholder hereby covenants and agrees that:

Section 5.01 No Transfer; No Inconsistent Arrangements. Except pursuant to the express terms of this Agreement, each Shareholder shall not directly or indirectly, (i) grant any rights of first offer or refusal or enter into any voting trust with respect to any of such Shareholder’s Subject Shares, (ii) sell (including short sell), assign, transfer, tender, pledge, encumber, grant a participation interest in, hypothecate or otherwise dispose of (including by gift, and whether by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise, and including pursuant to a derivative transaction or through the Transfer by any other Person of any equity interests in any direct or indirect holding company holding Subject Shares or through the issuance and redemption by any such holding company of its securities (except, however, to a Permitted Transferee of a Shareholder who contemporaneously agrees in writing, in a joinder to this Agreement reasonably acceptable to Injective, to be bound by this Agreement to the same extent as such transferring Shareholder) or consent to any of the foregoing (each of the actions described in clauses (i) and (ii), a “Transfer” (which defined term includes derivations of such defined term)), or cause to be Transferred, any of such Shareholder’s Subject Shares, (iii) otherwise permit any Liens to be created on any of such Shareholder’s Subject Shares, (iv) enter into any contract with respect to the direct or indirect Transfer of any of such Shareholder’s Subject Shares or (v) deposit any of the Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to any of the Subject Shares or grant any proxy or power of attorney, or any other authorization or consent, with respect thereto that, in the case of any of the activities in this clause (v) is inconsistent with this Agreement. Each Shareholder hereby agrees that this Agreement and the obligations hereunder shall attach to such Shareholder’s Subject Shares and shall be binding upon any Person to which legal or Beneficial Ownership shall pass, whether by operation of law or otherwise, including its successors or permitted assigns, and if any involuntary Transfer of any of such Shareholder’s Subject Shares shall occur (including a sale by such Shareholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Shareholder’s Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement as such Shareholder for all purposes hereunder. Each Shareholder hereby agrees not to request that the Company register the Transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any or all of the Subject Shares and each Shareholder authorizes the Company to impose stop orders to prevent the Transfer of any of such Shareholder’s Subject Shares in violation of this Agreement. Notwithstanding the foregoing, if the Company’s annual meeting or any special meeting of the shareholders occurs prior to the Effective Date nothing herein will prohibit such Shareholder from providing a customary proxy in favor of the Company or its officers, in connection with such annual meeting or special meeting or voting its Subject Shares at such annual or special meeting, in each case, only to the extent relating to matters that are not addressed in Article 1. For purposes of this Agreement: (x) “Permitted Transferee” means, with respect to any Shareholder, (i) if such Shareholder’s is a natural person, any person by will or the laws of intestacy, (ii) if such Shareholder is a natural person, a family member of such a Shareholder, (iii) any trust, the beneficiaries of which only include such Shareholder and his or her family members, (iv) an entity qualified as a 501(c)(3) charitable organization (or the approximate Canadian equivalent thereof), in connection with a bona fide gift or gifts thereto and (v) if such Shareholder is a natural person, to any person by operation of law pursuant to a qualified domestic order, divorce settlement, divorce decree or similar separation agreement; and (y) a “family member” of any natural person means (i) such individual’s spouse (former or current), (ii) such individual’s parents and grandparents (in each case, natural or adoptive, of the whole or half-blood), (iii) such individual’s children and grandchildren (in each case, natural or adoptive, of the whole or half-blood), (iv) such individual’s sons-in-law and daughters-in-law (in each case, former or current), (v) any other ascendants and descendants (natural or adoptive, of the whole or half-blood) of such individual’s parents or of the parents of such individual’s spouse (former or current) and (vi) any lineal descendants (natural or adoptive, of the whole or half-blood) of such individual’s spouse.

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Section 5.02 Proceedings. Each Shareholder hereby agrees not to commence or participate in any legal proceeding or claim, whether derivative or otherwise, against Company or Injective, the Company or any of their respective Affiliates, or their respective boards of directors or members thereof or officers (A) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (B) alleging a breach of any fiduciary duty of the Board of Directors in connection with approving or recommending to the shareholders the Purchase Agreement or the transactions contemplated thereby, and each Shareholder hereby agrees to take all actions necessary to opt out of any class in any class action making any such claim.

Section 5.03 Documentation and Information. Except as required by applicable law (in which case, other than the filing of any required amendments to the Shareholder’s Schedule 13G or Schedule 13D, each Shareholder, solely in its capacity as a shareholder of the Company, will provide the Company and Injective with advance notice of such public announcement), each Shareholder, solely in its capacity as a shareholder of the Company, shall not make any public announcement regarding this Agreement, the Purchase Agreement or the transactions contemplated hereby and thereby without the prior written consent of the Company and Injective. Each Shareholder consents to and authorizes the publication and disclosure by the Company and Injective of such Shareholder’s identity and holding of the Shareholder’s Subject Shares, the nature of such Shareholder’s commitments, arrangements and understandings under this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement) and any other information regarding such Shareholder, in each case, that the Company reasonably determines is required to be disclosed by applicable law in a proxy statement and any other schedules and documents filed with the Commission, or any other disclosure document in connection with the transactions contemplated by the Purchase Agreement, and the inclusion of any such information in any press release. Each Shareholder agrees to promptly notify the Company and Injective of any required corrections with respect to any information supplied by or on behalf of such Shareholder specifically for use in any such disclosure document, if and to the extent that any such information shall contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

Section 5.04 Adjustments. In the event of any share split, share dividend or distribution, reorganization, recapitalization, readjustment, reclassification, combination, exchange of shares or the like of the common shares of the Company on, of or affecting any Subject Shares, then the terms of this Agreement shall apply to the Common Shares received in respect of such Subject Shares by such Shareholder immediately following the effectiveness of the events described in this Section 5.04, as though they were Subject Shares hereunder.

Section 5.05 Additional Covenants of the Shareholders. The Shareholders shall not take any action, directly or indirectly, which might reasonably be regarded as likely to reduce the success of, or delay or interfere with the completion of the transactions contemplated by the Purchase Agreement and this Agreement. The Shareholders shall not exercise any rights of appraisal or rights of dissent from any of the transactions contemplated by the Purchase Agreement, including but not limited to the amendment to the constating documents of the Company to remove the Transfer Restrictions (as defined in the Purchase Agreement).

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ARTICLE 6

MISCELLANEOUS

Section 6.01 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon delivery, when sent by electronic mail (provided that the sending party does not receive an automated rejection notice); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to the Company:

Pineapple Financial Inc.

Unit 200, 111 Gordon Baker Road

North York, Ontario M2H 3R1

Attention: Shubha Dasgupta

Email: shubha@gopineapple.com

With a copy (for informational purposes only) to:

Sichenzia Ross Ference Carmel

1185 Avenue of the Americas, 31st Floor

New York, NY, 10036

Telephone: (212) 930-9700

Attention: Darrin Ocasio

Email: dmocasio@srfc.law

If to Injective:

Injective Foundation

[*]

If to a Shareholder, as set forth on the signature page hereof.

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Section 6.02 Termination. This Agreement shall terminate automatically, without any notice or other action by any Person, upon the first to occur of (i) the Effective Date and (ii) the valid termination of the Purchase Agreement pursuant to Section 5.1 thereof. Upon valid termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement. Notwithstanding the foregoing, (a) the provisions of Section 5.02 shall survive any termination of this Agreement upon the occurrence of the Closing, (b) the provisions of this Section 6.02 shall survive any termination of this Agreement and (c) no termination of this Agreement shall relieve any party from liability for any breach of this Agreement prior to termination hereof or such party’s fraud.

Section 6.03 No Agreement as Director or Officer. Notwithstanding any provision in this Agreement to the contrary, (i) nothing in this Agreement shall limit or restrict a Shareholder, or any officer, director or other representative of such Shareholder, in his or her capacity as a director or officer of the Company from acting in such capacity or voting in such capacity in such person’s sole discretion on any matter and (ii) the taking of any action (or any failures to act) by any Shareholder or any officer, director or other representative of such Shareholder in his or her capacity as a director or officer of the Company shall not be deemed to constitute a breach of this Agreement. The terms and conditions of this Agreement shall apply to each Shareholder solely in such Shareholder’s capacity as a shareholder of the Company. As such, nothing in this Agreement is intended to or shall be interpreted to limit or restrict any Shareholder or any person from properly fulfilling his or her fiduciary duties as a director or officer of the Company or any of its subsidiaries, irrespective of whether any other provision of this Agreement explicitly references this Section 6.03.

Section 6.04 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Company or any other Person any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares. Each Shareholder has agreed to enter into this Agreement and act in the manner specified in this Agreement for consideration. All rights and all ownership and economic benefits of and relating to a Shareholder’s Subject Shares shall remain vested in and belong to such Shareholder and its applicable controlled Affiliates, and except as expressly set forth in this Agreement, nothing herein shall, or shall be construed to, grant the Company any power, sole or shared, to direct or control the voting or disposition of any of such Shareholder’s Subject Shares or in the exercise of such Shareholder’s rights as a shareholder of the Company. Nothing in this Agreement shall be interpreted (i) as creating or forming a “group” with any other Person, including any other Shareholder, for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of applicable law or (ii) as causing any other Person, including other Shareholder, to be an affiliated shareholder or to have voting power, “control” or “beneficial ownership” over any Shareholder’s Subject Shares.

Section 6.05 Further Assurances. Each Shareholder will execute and deliver, or cause to be executed and delivered, all further documents and instruments as Company and Injective may reasonably request and use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to fulfill such Shareholder’s obligations under applicable law to consummate and make effective the actions contemplated by this Agreement.

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Section 6.06 Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and will be ignored in the construction or interpretation hereof. References to Articles, Sections and Schedules are to Articles, Sections and Schedules of this Agreement unless otherwise specified. All Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule but not otherwise defined therein will have the meaning as defined in this Agreement. Any singular term in this Agreement will be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. The word “or” will not be deemed to be exclusive. The word “extent” and the phrase “to the extent” when used in this Agreement will mean the degree to which a subject or other thing extends, and such word or phrase will not simply mean “if.” References to any statute, law or other applicable law will be deemed to refer to such statute, law or other applicable law as amended from time to time and, if applicable, to any rules, regulations or interpretations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof unless expressly stated otherwise. References to any Person include the successors and permitted assigns of that Person. References to a “party” or the “parties” mean a party or the parties to this Agreement unless the context otherwise requires. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. The parties hereto have participated jointly in the negotiation and drafting of this Agreement, and each has been represented by counsel of its choosing and, in the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by such parties and no presumption or burden of proof will arise favoring or disfavoring any party due to the authorship of any provision of this Agreement. Unless otherwise specifically indicated, all references to “dollars” and “$” will be deemed references to the lawful money of the United States of America. References to “law,” “laws” or to a particular statute or law will be deemed to also include any applicable law, including the laws of Canada and any province thereof, as applicable.

Section 6.07 Amendments and Waivers.

(a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law.

Section 6.08 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 6.09 Binding Effect; Benefit; Assignment.

(a) The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

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(b) No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of each other party hereto. Any purported assignment, delegation or other transfer without such consent or otherwise inconsistent with the foregoing sentence shall be void.

Section 6.10 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of Law or conflict of Law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the Laws of any jurisdictions other than the State of New York.

Section 6.11 Jurisdiction. The parties hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the city of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any legal proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such legal proceeding is brought in an inconvenient forum or that the venue of such legal proceeding is improper. The parties hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

Section 6.12 WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

Section 6.13 Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 6.14 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

Section 6.15 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 6.16 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the courts referred to in Section 6.11, in addition to any other remedy to which they are entitled at law or in equity, and no bond shall be required to be posted in connection therewith.

Section 6.17 No Partnership. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

PINEAPPLE FINANCIAL INC.

By:
Name:	Shubha Dasgupta
Title:	Chief Executive Officer

INJECTIVE FOUNDATION

By:
Name:
Title:

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SHAREHOLDER

By:
Name:

[Signature Page to Voting Agreement]

Schedule A

Name of Shareholder	Number of Subject Shares
Shubha Dasgupta	42,307
Kendall Marin	119,046
Drew Green	34,615
Paul Baron	3,205
Tasis Giannoukakis	4,487

A-1